EXHIBIT 24


                            Consent to Use of Opinion



January 10, 2000                                                    REGULAR MAIL


Board of Directors, CBQ, Inc.
4851 Keller Springs, Ste. 228
Addison TX 75248


Re: Consent to Reference in Form S-8 Registration Statement


Gentlemen:

As independent certified public accountants, we hereby consent to the incorporation by reference in the above Form S-8 Registration Statement of our report on the financial statements included in the CBQ, Inc., Annual Report on Form 10-KSB for the year ended December 31, 1998, and to all references to our firm included in said registration statement.


HALLIBURTON, HUNTER & ASSOCIATES, PC



Littleton, Colorado